EXHIBIT 10.1

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE ("Amendment") is made and entered into as of this

7th day of April, 2017 ("Effective Date") by and between CIP II/RJK 10-20 BMR OWNER LLC, a Delaware limited liability company, with an address c/o R.J. Kelly Co., Inc., 55 Cambridge Street, Burlington, Massachusetts 01803 (successor landlord pursuant to an Assignment and Assumption Agreement dated as of December 20, 2013) ("Landlord"), and FLEXION THERAPEUTICS, INC., a Delaware corporation, with a principal office located at 10 Mall Road, Burlington, Massachusetts 01803 ("Tenant"), with Landlord and Tenant sometimes hereinafter referred to collectively as the "Parties".

R E C I T A L S

A.Pursuant to that certain Lease dated February 22, 2013 by and between Landlord and Tenant, as amended by the First Amendment of Lease dated July 13, 2015 ("First Amendment"), the Second Amendment of Lease dated December 15, 2015 ("Second Amendment"), the Third Amendment of Lease dated May 8, 2016 ("Third Amendment"), the Fourth Amendment of Lease dated June 29, 2016 ("Fourth Amendment"), and the Fifth Amendment of Lease dated July 21, 2016 ("Fifth Amendment”) and the Sixth Amendment of Lease dated September 21, 2016 ("Sixth Amendment") (the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment, together with the Lease, collectively the "Existing Lease"), Landlord is leasing to Tenant those certain premises known as Suites 210 and 301 in the building located at 10 Burlington Mall Road, situated in Burlington, Massachusetts 01803, together with all improvements located thereon, consisting of 21,874 rentable square feet of area, which is comprised of 11,754 rentable square feet of area (the "Original Premises"), the Phase I Expansion Space consisting of approximately 4,715 rentable square feet of area, and the Phase II Expansion Space consisting of approximately 5,405 rentable square feet of area, all as more particularly described in said Existing Lease (collectively, the "2016 Combined Space"). In addition to the 2016 Combined Space, Landlord is also leasing to Tenant 6,748 rentable square feet of area (the "Suite 210 Temporary Space"), with the Original Premises, 2016 Combined Space and Suite 210 Temporary Space together consisting of approximately 28,622 rentable square feet, collectively, the "Existing Premises".  For the purposes of this Amendment and the Lease, the Existing Space, the 2017 Expansion Space and/or the 2018 Expansion Space (as such terms are defined below) shall be considered to be a part of the Premises (as such term is defined in the Lease) to the extent that, and for so long as, Tenant occupies the Existing Space, the 2017 Expansion Space and/or the 2018 Expansion Space.

B.Intentionally omitted.

C.Tenant desires to lease from Landlord and Landlord desires to lease to Tenant approximately 1,471 rentable square feet located on the 2nd floor of the Building currently designates as Suite 206 beginning on or about September 1, 2017 through the remainder of the Term (as defined herein) as further depicted and described on Exhibit A-2 ("2017 Expansion Space"), upon the terms and conditions hereinafter provided.

D.Tenant desires to lease from Landlord and Landlord desires to lease to Tenant approximately 6,450 rentable square feet located on the 2nd floor of the Building beginning on or about April 1, 2018 through the remainder of the Term (as defined herein) as further depicted and described on Exhibit A-3 ("2018 Expansion Space"), upon the terms and conditions hereinafter provided.

E.Landlord and Tenant desire to modify the Lease pursuant to the terms set forth in this Amendment to, among other things, extend the term of the Lease and to expand Tenant’s leased space within the Building, all upon the terms and conditions set forth below.

A G R E E M E N T S

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Amendment and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Recitals; Exhibits; Defined Terms. The above Recitals and any exhibits, schedules and/or attachments hereto are incorporated and made a part hereof by reference.  Any term not defined in this Amendment will have the meaning for that term as defined in the Lease.

2.Extension of the Lease Term.  The original term of the Lease is extended to October 31, 2023, the "Lease Expiration Date".

3.Amendment to Section 1.1 of the Lease.  Each of the following items of Reference Data as defined in Section 1.1 are deleted in their entirety and the following substituted in lieu thereof:

Landlord:	CIP II/RJK 10-20 BMR OWNER LLC

Landlord’s Original Address:	c/o R.J. Kelly Co., Inc.

55 Cambridge Street

Burlington, Massachusetts 01803

Annual Fixed Rent:

Remaining rental obligation for the Existing Premises for the balance of the Term shall be:

11/01/2016 - 10/31/2017:	$33.50 per rentable square foot per year
11/01/2017 - 10/31/2018:	$34.50 per rentable square foot per year
11/01/2018 - 10/31/2019:	$35.50 per rentable square foot per year
11/01/2019 - 10/31/2020:	$36.50 per rentable square foot per year
11/01/2020 - 10/31/2021:	$37.50 per rentable square foot per year
11/01/2021 - 10/31/2022:	$38.50 per rentable square foot per year
11/01/2022 - 10/31/2023:	$39.50 per rentable square foot per year

The rental obligation for the 2017 Expansion Space commencing on the later of September 1, 2017 or the 2017 Expansion Space Commencement Date through October 31, 2023 shall be:

09/01/2017 - 10/31/2017:	$33.50 per rentable square foot per year*
11/01/2017 - 10/31/2018:	$34.50 per rentable square foot per year
11/01/2018 - 10/31/2019:	$35.50 per rentable square foot per year
11/01/2019 - 10/31/2020:	$36.50 per rentable square foot per year
11/01/2020 - 10/31/2021:	$37.50 per rentable square foot per year
11/01/2021 - 10/31/2022:	$38.50 per rentable square foot per year
11/01/2022 - 10/31/2023:	$39.50 per rentable square foot per year

*subject to adjustment based on the 2017 Space Extension Commencement Date.

The rental obligation for the 2018 Expansion Space commencing on the later of April 1, 2018 or the 2018 Expansion Space Commencement Date through October 31, 2023 shall be:

04/01/2018 - 10/31/2018:	$34.50 per rentable square foot per year*
11/01/2018 - 10/31/2019:	$35.50 per rentable square foot per year
11/01/2019 - 10/31/2020:	$36.50 per rentable square foot per year
11/01/2020 - 10/31/2021:	$37.50 per rentable square foot per year
11/01/2021 - 10/31/2022:	$38.50 per rentable square foot per year
11/01/2022 - 10/31/2023:	$39.50 per rentable square foot per year

*subject to adjustment based on the 2018 Space Extension Commencement Date.

Rentable Floor Area

of the Premises:Existing Premises:28,622 rentable square feet

2017 Expansion

Space:	1,471 rentable square feet

2018 Expansion

Space:	6,450 rentable square feet

Base
Operating Expenses:Landlord’s Operating Expenses for calendar year 2016.

Base Taxes:Landlord’s Tax Expenses for fiscal year 2017, being
July 1, 2016 through June 30, 2017.

4.Intentionally Omitted.

5. 2017 Expansion Space.

(a)As used in this Amendment, "2017 Expansion Space Commencement Date" shall mean the date Landlord substantially completes Landlord’s Work (defined below) and tenders the 2017 Expansion Space to Tenant, such date also being the Landlord’s Work Completion Date (defined below), subject to force majeure and any delays caused or contributed to by Tenant.  Notwithstanding the contemplated 2017 Expansion Space Commencement Date or the contemplated Landlord’s Work Completion Date, if for any reason Landlord cannot deliver possession of the 2017 Expansion Space to Tenant on or before said dates, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Amendment or the Lease or Tenant's obligations hereunder or thereunder or further extend the Term or the Lease Expiration Date.

(b) On the 2017 Expansion Space Commencement Date, Landlord and Tenant shall execute and deliver a 2017 Expansion Space Commencement Date and Lease Expiration Date Memorandum in the form attached hereto as Exhibit B-1.

(c)  As used in this Section 5, "Landlord’s Work Completion Date" shall mean the date on which Landlord’s Work shall be substantially completed.  Landlord’s Work shall be considered “substantially completed” when all tasks to be performed by Landlord to the 2017 Expansion Space to a condition where Tenant would reasonably be able to commence installation of its communications, network and furniture, are completed, which, so long as Tenant shall have delivered and Landlord shall have received and approved Tenant’s final plans, specifications and scope as further described on Exhibit C in sufficient time for Landlord to deliver the 2017 Expansion Space for Tenant’s use and occupancy on or before September 1, 2017; provided, however, that such substantial completion date is subject to force majeure and any delays caused or contributed to by Tenant.

6. 2018 Expansion Space.

(a)On or before October 7, 2017, Tenant shall provide notice to Landlord that it desires to exercise its option to lease the 2018 Expansion Space.  Failure of Tenant to provide such notice shall be deemed that Tenant has not elected to lease the 2018 Expansion Space.

(b)As used in this Amendment, "2018 Expansion Space Commencement Date" shall mean the date Landlord substantially completes Landlord’s Work (defined below) and tenders the 2018 Expansion Space to Tenant, such date also being the Landlord’s Work Completion Date (defined below), subject to force majeure and any delays caused or contributed to by Tenant.  Notwithstanding the contemplated 2018 Expansion Space Commencement Date or the contemplated Landlord’s Work Completion Date, if for any reason Landlord cannot deliver possession of the 2018 Expansion Space to Tenant on or before said dates, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Amendment or the Lease or Tenant's obligations hereunder or thereunder or further extend the Term or the Lease Expiration Date.

(c) On the 2018 Expansion Space Commencement Date, Landlord and Tenant shall execute and deliver a 2018 Expansion Space Commencement Date and Lease Expiration Date Memorandum in the form attached hereto as Exhibit B-2.

(d)  As used in this Section 6, "Landlord’s Work Completion Date" shall mean the date on which Landlord’s Work shall be substantially completed.  Landlord’s Work shall be considered “substantially completed” when all tasks to be performed by Landlord to the 2018 Expansion Space to a condition where Tenant would reasonably be able to commence installation of its communications, network and furniture, are completed, which, so long as Tenant shall have delivered and Landlord shall have received and approved Tenant’s final plans, specifications and scope as further described on Exhibit C in sufficient time for Landlord to deliver the 2018 Expansion Space for Tenant’s use and occupancy on or before April 1, 2018; provided, however, that such substantial completion date is subject to force majeure and any delays caused or contributed to by Tenant.

7.Continued Existence of Lease; Tenant’s Premises.

(a)Notwithstanding anything to the contrary contained in this Amendment, nothing shall be deemed to negate the continuous existence of the Lease.

(b)  Intentionally omitted.

(c)  On and after the 2017 Space Extension Commencement Date, the Premises shall be deemed to include the 2017 Expansion Space for all purposes under the Lease, upon the conditions herein and the provisions of the Lease not Specifically modified by this Amendment.

(d)  On and after the 2018 Space Extension Commencement Date, the Premises shall be deemed to include the 2018 Expansion Space for all purposes under the Lease, upon the conditions herein and the provisions of the Lease not Specifically modified by this Amendment.

8.Obligation to Pay Rent; Proration; Rent Abatement.

(a)The obligation to pay Annual Fixed Rent at the rates set forth in this Amendment, Additional Rent and any other amounts due for the Existing Premises shall continue and payments shall be made as and when due, and by such means as required, under the Lease, except as modified by this Amendment.  The obligation to pay Annual Fixed Rent at the rates set forth in this Amendment, Additional Rent and any other amounts due for the 2017 Expansion Space and the 2018 Expansion Space shall commence upon the 2017 Expansion Space Commencement Date and the 2018 Expansion Space Commencement Date, as the case may be, and payments shall be made as and when due, and by such means as required, under the Lease, except as modified by this Amendment.

(b)Notwithstanding anything to the contrary contained herein, if either the 2017 Expansion Space Commencement Date or the 2018 Expansion Space Commencement Date is a date other than the 1st of the month, Tenant shall on the respective commencement date pay rent equal to the proportion of the month Tenant will occupy such space.

(c)Notwithstanding anything to the contrary contained in this Amendment, Landlord shall grant to Tenant an abatement from the payment of the installments of Base Monthly Rental due on the (i) intentionally omitted; (ii) 2017 Expansion Space for the first three (3) months following the 2017 Expansion Space Commencement Date and (iii) 2018 Expansion Space for the first three (3) months following the 2018 Expansion Space Commencement Date (each such period, a “Free Rent Period”).  During the Free Rent

Period (A) intentionally omitted; (B) for the 2017 Expansion Space, the Annual Fixed Rent for such space shall be abated up to a total amount of $12,442.21 and (C) for the 2018 Expansion Space, the Annual Fixed Rent for such space shall be abated up to a total amount of $55,631.25 (each such rental abatement being a “Free Rent Allowance”).  Notwithstanding anything to the contrary contained herein, during either above-described Free Rent Period, (1) Tenant shall remain obligated during each Free Rent Period to perform all of Tenant’s obligations under this Lease except as expressly set forth above (including, but not limited to, the payment of all electric charges, Additional Rent and other amounts coming due under the Lease, but specifically not including Operating Expenses or Taxes for the applicable space), and (2) in the event of any termination of this Lease by Landlord based upon a default hereunder by Tenant that is not cured within any applicable notice and cure period, the entire amount of Fixed Monthly Rental which would have otherwise been due and payable for the 2017 Expansion Space or the 2018 Expansion Space, as the case may be, hereunder during the applicable Free Rent Period in the absence of the applicable Free Rent Allowance shall immediately become due and payable and any remaining Free Rent Allowance hereunder with respect to the 2017 Expansion Space or the 2018 Expansion Space, as applicable, shall be of no force or effect.

9.Landlord’s Work and Tenant’s Work  – 2017 Expansion Space.

(a) The pre-occupancy improvements to the 2017 Expansion Space and the party responsible for such work shall be mutually agreed in writing by Landlord and Tenant prior to the 2017 Expansion Space Commencement Date.  Notwithstanding the foregoing, the pre-occupancy improvements to the 2017 Expansion Space shall be performed by Landlord, whether such work is to be paid for by Landlord or Tenant, and shall include drop ceilings and building standard materials and finishes; provided, however, that any walls installed in the 2017 Expansion Space shall be at Tenant’s sole cost and expense.

10.Landlord’s Work – 2018 Expansion Space.

(a) Landlord, at Landlord’s sole cost and expense, agrees to improve the 2018 Expansion Space in accordance with mutually agreed upon Tenant’s final approved plans to a turnkey condition that shall include all base building systems in good working order and "turnkey" build-out of the 2018 Expansion Space using the scope and finishes set forth in Exhibit A-1 to the First Amendment (“Landlord’s Work”); provided, however, that in doing so, (i) Tenant shall be responsible for any costs associated with upgrading the finishes and specifications for the 2018 Expansion Space and (ii) Landlord is not required to perform or pay for any of the Tenant’s Work (defined below).  Landlord shall deliver the 2018 Expansion Space in broom clean condition, freshly painted and carpeted with all mechanical, electrical and plumbing components serving the 2018 Expansion Space in good working order. Tenant agrees that Tenant’s taking possession of the 2018 Expansion Space is conclusive evidence that the 2018 Expansion Space is in good and satisfactory condition as of the 2018 Expansion Space Commencement Date; provided, however, that any early access as described in Section 10(c) below or as otherwise provided herein shall not, by itself, be considered Tenant’s deemed acceptance of the 2018 Expansion Space.

(b)  Landlord agrees to be responsible for obtaining all permits, approvals and certificates necessary for the Landlord’s Work and for obtaining an occupancy certificate upon the completion of Landlord’s Work and Tenant’s Work’s. Tenant agrees to be responsible for obtaining all permits, approvals and certificates necessary for the Tenant’s Work.  Each Party agrees to cooperate as reasonably necessary with other Party's efforts to obtain such permits, certificates and approvals.

(c) Landlord acknowledges and agrees that, commencing thirty (30) days prior to the anticipated 2018 Expansion Space Commencement Date, Tenant shall have access to the portion of the 2018 Expansion Space that Landlord controls for the purpose of installing furniture, fixtures, equipment and any dedicated IT systems, telephones and other equipment at the 2018 Expansion Space;  provided, however, that any such entry onto the 2018 Expansion Space prior to the Extension Commencement Date (i) shall be subject to all of the terms and provisions of this Lease (other than Tenant’s obligation to pay Fixed Annual Rent and Additional Rent), including, but not limited to, the insurance required of Tenant to cover such access to and work to be performed in the 2018 Expansion Space, and (ii) shall not interfere with Landlord’s ability to complete Landlord’s Work.  Notwithstanding any provision to the contrary in this Amendment or the Lease, Tenant’s exercise of its right to access a portion of the 2018 Expansion Space pursuant to this Section 10(c) shall not be deemed evidence of Tenant’s agreement that the 2018 Expansion Space is complete or in good and satisfactory condition.

11.Tenant’s Work – 2018 Expansion Space.

(a) Landlord shall in no way be responsible for installation of Tenant’s audiovisual, telephone and data, furniture/fixtures/equipment, artwork, signage, move-related expenses or any related permits that may be required with respect to such items ("Tenant’s Work").

(b) Landlord’s and Tenant's general contractors shall mutually agree on a schedule for elevator use to permit the timely completion of the Landlord’s Work and Tenant’s Work during normal business hours.  Once the parties execute and deliver this Amendment and upon Tenant providing certificate(s) evidencing that Tenant and its contractors have the requisite insurance in place and subject to Section 10(c) above, Tenant shall have immediate access to the unoccupied portion of the 2018 Expansion Space to commence planning Tenant’s Work, but no Tenant’s Work shall be performed prior to the time set forth in Section 10(c) above.

(c) Other than the Tenant’s Work, Tenant will not make or permit anyone to make any alterations, additions, improvements or changes, structural or otherwise, to the Premises, the Building, the Additional Building or the Complex (collectively, "Alterations") without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  If Tenant makes any Alteration without the Landlord's prior written consent, Landlord may change or remove the Alteration at Tenant's expense.

(d) Prior to commencing work on any approved Alterations, Tenant agrees to furnish Landlord with: (i) copies of all necessary governmental permits and authorizations; (ii) 3 copies of all plans and specifications; and (iii) a certificate evidencing the insurance required under the Lease, including, but not limited to, workers' compensation insurance for all persons employed in connection with the Alterations.

(e) If any mechanic's lien is filed against the Premises, the Building, the Additional Building or the Complex for work or materials claimed to have been furnished at Tenant's direction, including, but not limited to, the Tenant’s Work, improvements or any Alteration, Tenant agrees, at its expense, to either bond over or obtain the release of such lien within 30 calendar days.  If Tenant fails to timely obtain the release of such lien, Landlord may, at its option, discharge the underlying debt and treat the cost of such discharge as additional rent due on the next Rent Payment Date.  Such discharge shall not waive the Tenant's default in failing to discharge the lien.

(f) Tenant acknowledges that, in accordance with the Lease, Tenant shall indemnify and hold Landlord harmless with respect to the Tenant’s Work and Alterations.

(g) All of the Tenant’s Work and Alterations shall remain upon and be surrendered with the Tenant’s Premises on the Lease Expiration Date, and become Landlord's property.

12.Right of First Refusal to Contiguous Expansion Space.

(a) Landlord hereby grants Tenant the right of first refusal with respect to any space in the Building that becomes available prior to the Lease Expiration Date and is contiguous to the Premises (the "Expansion Space").  All Lease terms as amended by this Amendment will apply to Expansion Space except: (i) Annual Fixed Rent for the Expansion Space will be set at the fair market rent with market escalations and concessions (including, without limitation, free rent periods, Landlord’s work, and work allowances to be provided by Landlord) based on the Burlington, Massachusetts office market then being offered by landlords for comparable space, taking into account all relevant factors (the “Fair Market Value Annual Fixed Rent and Concessions”); (ii) the amount of Tenant's Percentage Share will increase to reflect the addition of the Expansion Space; and (iii) those provisions that require modification due to the passage of time or any then-current uses of or demands on the physical attributes or limitations of the Complex, such as amenities, facilities, storage, services, parking, controls, and valet and/or shuttle system (provided that the same do not diminish any rights of (or increase any obligations of) Tenant under the Lease, or provide Tenant, with respect to such Expansion Space, with less than such Expansion Space’s proportionate share of the use of the applicable services and common facilities referenced above.

(b) If Landlord receives notice that Expansion Space will become available, Landlord shall promptly provide Tenant with written notice identifying the space, setting forth its rentable square feet, the increase to Tenant's Percentage Share, Landlord’s determination of the Fair Market Value Annual Fixed Rent and Concessions, and any other terms that are favorable to a Tenant that Landlord proposes.   Within 10 business days of the date of Landlord's notice, Tenant will notify Landlord in writing of Tenant's intent to exercise Tenant's right to the Expansion Space.  Tenant’s failure to so notify Landlord within such 10-business day period shall be deemed Tenant’s waiver of the exercise of the right with respect to the Expansion Space described in Landlord’s notice, but not a waiver of this right in the future should such Expansion Space become available again during the Term or a waiver of the right with respect to any other Expansion Space that may become available during the Term.  Tenant's notice will indicate whether Tenant agrees to Landlord’s determination of the Fair Market Value Annual Fixed Rent and Concessions.  If within 10 business days of Tenant's notice, Landlord and Tenant are unable to agree on Fair Market Value Annual Fixed Rent and Concessions, the same will be determined by “baseball arbitration” (i.e., each side will submit their version of the Fair Market Value Annual Fixed Rent and Concessions and the independent arbitrator will pick either Landlord’s or Tenant’s version as the applicable Fair Market Value Annual Fixed Rent and Concessions) utilizing an independent arbitrator under the rules for expedited commercial arbitration of the American Arbitration Association (and if the parties cannot agree on an independent arbitrator, they shall have the American Arbitration Association select one for them having at least 10 years of lease brokerage experience in the Burlington, Massachusetts commercial office market).

(c) If Tenant exercises its right to the Expansion Space in writing, the commencement date for the Expansion Space shall be upon the delivery to Tenant of such Expansion Space by Landlord vacant and in broom clean condition, with all mechanical, electrical and plumbing components serving the Expansion Space in good working order, and if part of the Fair Market Value Annual Fixed Rent and Concessions, substantial completion of any Landlord’s work to be provided by Landlord.  All terms and conditions of this Amendment shall apply to the Expansion Space with the exception of the terms of the Fair Market Value Annual Fixed Rent and Concessions applicable to the Expansion Space.

(d) If Tenant has elected under this Section 12 to exercise its option for the Expansion Space, the Parties agree to incorporate their agreement (as finally determined by arbitration above, if applicable) into a Lease amendment and sign such amendment.

(e)  To the extent not already exercised as of the Effective Date, all provisions in the Lease which grant Tenant the option to lease additional space in the Building whether by right of first refusal or right of first offer, including as set forth in the Lease, shall be of no further force and effect.

13.Any Existing Option to Extend Term.  With the extension of the Term and Lease Expiration Date to October 31, 2023 pursuant to this Amendment, to the extent not already exercised as of the Effective Date, all provisions in the Existing Lease which grant Tenant the option to extend the term of the Existing Lease, shall be of no further force and effect.

14.No Brokers.Each Party represents to the other Party that it has not dealt with any broker in connection with the consummation of this Amendment, and, in the event any claim is made against the non-representing Party relative to dealings by the representing Party with any brokers, the representing Party shall indemnify, defend and hold the non-representing Party harmless, with counsel of the non-representing Party’s choice of counsel (the approval or selection of which shall not be unreasonably withheld, conditioned or delayed) on account of loss, cost or damage which may arise by reason of such claim.

15.Severability.If any provision of this Amendment or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such provision to a persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Amendment shall be valid and enforceable to the fullest extent permitted by law.

16.Construction.  In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Amendment.

17.Amendment; Ratification.  Except as expressly amended hereby, the Lease remains unchanged and in full force and effect.  In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall govern and control.

18.Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

19.Counterparts; Facsimile Signatures.  This Amendment may be signed in multiple counterparts, each of which shall constitute an original, with the same force and effect as if each of the signatories hereto has signed a single instrument.  Facsimile or portable document format (.PDF) copies shall be deemed to be originals for all purposes.  The transmission of a signed counterpart of this Amendment by facsimile or by .PDF shall have the same force and effect as delivery of an original signed counterpart of this Amendment and shall constitute valid and effective delivery of this Amendment.

[SIGNATURES APPEAR ON FOLLOWING PAGE.]

280956.8

IN WITNESS WHEREOF, Landlord and Tenant have sig ned  and  delivered  this  Seventh  Amendment  to Lease as of the date first above written.

LANDLORD:

CIP II/RJK 10-20 BMR Owner LLC,

a Delaware  limited  liability company

By:CIP II/RJK   I 0-20 BMR Holdings LLC,

a Delaware limited liability company, its  sole Member

By:RJK 10-20 Mall  Road LLC,

a Delaware limited liability  company, its Administrative  Manager

By:	RJK 10 - 20 Mall Road Manager LLC, a Massachusetts liability company,

its Manager

By: /s/ Brandon D. Kelly

Brandon D. Kelly, President

TENANT:

FLEXION  THERAPEUTICS  ,  INC.,

a Delaware corporation

By:/s/ Fredirck W. Driscoll

Name:Frederick W. Driscoll

Title:Executive Officer

143510433 v3

By: Name: Title:

EXHIBIT A-1

Intentionally Omitted

EXHIBIT A-2

Depiction of 2017 Expansion Space

*Plan subject to minor modifications prior to commencement of construction and mutual approval from Landlord and Tenant.

EXHIBIT A-3

Depiction of 2018 Expansion Space

*Plan subject to minor modifications prior to commencement of construction and mutual approval from Landlord and Tenant.

EXHIBIT B-1

NOT TO BE SIGNED AT LEASE AMENDMENT EXECUTION

2017 EXPANSION SPACE COMMENCEMENT DATE AND

LEASE EXPIRATION DATE MEMORANDUM

By executing below of Landlord and Tenant hereby agree that the 2017 Expansion Space Commencement Date is                        , 2017 and the Lease Expiration Date is October 31, 2023.

LANDLORD:

CIP II/RJK 10-20 BMR Owner LLC,

a Delaware limited liability company

By:	CIP II/RJK 10-20 BMR Holdings LLC,

a Delaware limited liability company,

its sole Member

By:RJK 10-20 Mall Road LLC,
a Delaware limited liability company,
its Administrative Manager

By:RJK 10-20 Mall Road Manager LLC,
a Massachusetts liability company,
its Manager

By:
Brandon D. Kelly, President

TENANT:

FLEXION THERAPEUTICS, INC.,
a Delaware corporation

By:

Name:

Title:

EXHIBIT B-2

NOT TO BE SIGNED AT LEASE AMENDMENT EXECUTION

2018 EXPANSION SPACE COMMENCEMENT DATE AND

LEASE EXPIRATION DATE MEMORANDUM

By executing below of Landlord and Tenant hereby agree that the 2018 Expansion Space Commencement Date is                        , 2018 and the Lease Expiration Date is October 31, 2023.

LANDLORD:

CIP II/RJK 10-20 BMR Owner LLC,

a Delaware limited liability company

By:	CIP II/RJK 10-20 BMR Holdings LLC,

a Delaware limited liability company,

its sole Member

By:RJK 10-20 Mall Road LLC,
a Delaware limited liability company,
its Administrative Manager

By:RJK 10-20 Mall Road Manager LLC,
a Massachusetts liability company,
its Manager

By:
Brandon D. Kelly, President

TENANT:

FLEXION THERAPEUTICS, INC.,
a Delaware corporation

By:

Name:

Title:

EXHIBIT C

Tenant’s Final Plans, Specifications and Scope

2017 & 2018 Expansion Space

1.	Carpentry
a.	All new walls built to drop ceiling as shown on mutually agreed upon plan.
b.	Landlord to provide Kwik-Wall Vinyl Selector collapsible conference room walls in the 2018 Expansion Space as shown on Exhibit A-3.
c.	Installation of kitchen cabinets (uppers and lowers) in kitchen area in the 2018 Expansion Space as shown in Exhibit A-3.

2.	Millwork
a.

Kitchen – cabinets (uppers and lowers) as shown on Exhibit A-3.  Cabinets to have plastic laminate finish, specific layout to be mutually agreed upon by Landlord and Tenant.  Cabinet and countertop laminate to be mutually agreed upon by Landlord and Tenant based on Landlord’s building standards.

3.	Doors and hardware
a.	Provide 3’0” x 8’4” solid wood doors paint grade and building standard bright chrome latch sets.
b.	Provide painted hollow metal door frames to match door size, as shown in Exhibits A-2 and A-3.
c.	All doors and frames shall be painted to match existing space.
d.	All electronic access control components and labor to be provided and installed by the Tenant.

4.	Glazing
a.	Provide Landlords upgraded sidelights to have ¼” tempered glass, framed to match door frame from floor to door height, 48” wide in all new offices and the conference rooms.
b.

Tenant shall, at Tenant’s expense, provide any necessary connections to Premises main glass entry doors required to incorporate Tenant’s security access system into the Building fire protection systems.

c.	All glazing film shall be purchased and installed by Landlord’s contractor at Landlord’s expense. Landlord to provide glazing film to match existing space.

5.	Ceilings
a.	Provide 2x2 Armstrong Dune Tegular ceiling tiles, style number 1774 (or similar Landlord standard), on Armstrong 15/16” grid for all areas of drop ceiling.

6.	Flooring
a.	Provide Mannington Commercial Essentials VCT in Kitchen with 4” Vinyl cove base, colors and pattern to be mutually agreed upon by Landlord and Tenant based on Landlord’s building standards.
b.	Tenant may select from Landlord’s upgraded LVT planking samples for installation in mutually agreed upon areas.
c.

Provide Carpet tile to be mutually agreed upon by Landlord and Tenant based on Landlord’s building standards in all offices and open areas as shown in Exhibits A-2 and A-3. Landlord will provide a matching/coordinating carpet to Tenant’s existing carpet.

d.	Transitions to be black vinyl as appropriate for materials.

7.	Paint shall be Benjamin Moore or mutually agreed upon equivalent to match Tenant’s existing paint colors.

8.	Plumbing & Appliances
a.	Landlord shall provide a standard stainless steel sink and faucet for Kitchen.

9.	Fire Protection
a.	Landlord to provide complete sprinkler coverage as required by local codes.
b.	Landlord shall provide fire extinguishers as required by local regulations and codes.
c.	Tenant, at its sole cost and expense, shall be responsible for all equipment and installation of any dedicated supplemental fire protection systems (preaction systems) in Server Room, if applicable.

10.	HVAC
a.	Landlord shall rework existing HVAC as needed to provide adequate base heating and cooling within the space.
b.	Tenant shall be responsible for any additional HVAC in server room or IT rooms.
c.	Landlord shall provide operable thermostats spaced according to existing and reasonable zoning, and controls shall be tied into the existing building’s energy management system.
d.	Landlord shall provide air balancing at completion of project.

11.	Electrical
a.	Power
i.	Landlord shall equip each office with a maximum of 2 duplex outlets.
ii.	Tenant to provide furniture that is prewired for power and is coordinated with the electrician’s power plan.
b.	Lighting

i.	Landlord shall provide 2”x4” direct indirect LED light fixtures.
ii.	Landlord shall provide building standard emergency and night lighting as required by local regulations and code.

12.	All Furnishings are not included in the scope of work and shall be the responsibility of the Tenant.

13.	ALL WIRING WHIPS, WIRING WITHIN FURNITURE, AND ALL TELEPHONE AND DATA WIRING ARE NOT INCLUDED IN THIS SCOPE OF WORK AND SHALL BE THE RESPONSIBILITY OF THE TENANT.

Notes:

•	All work to be completed in accordance with approved plans and construction schedule.
•	Legal removal and disposal of work related debris is included.
•	We have assumed all work to be done between the hours of 7:00am to 5:00pm unless otherwise specified. No Premium Time included.
•	Mutually agreed upon substitutions for any products mentioned herein may be used contingent upon product availability, supplier pricing increases and timing.
•

Any products and/or labor not stated to be performed in the above description are not included in this scope of work. Any deviations from this scope of work may result in a change order, the cost of which shall be paid for by Tenant.